Exhibit 99.1

CardioNet, Inc.

227 Washington Street, 3rd Floor

Conshohocken, PA 19428

July 14, 2008

James M. Sweeney

650 Colombia Street #308

San Diego, CA  92101

Re:          Separation Agreement

Dear James:

Reference is made to your Amended and Restated Employment Agreement, dated as of November 1, 2005, as amended on February 27, 2008 (the “Employment Agreement’).

The purpose of this letter agreement is to confirm our understanding of the circumstances surrounding the end of your service as Executive Chairman of CardioNet, Inc. (the “Company”).  You will remain an employee of the Company through July 31, 2008, at which time your employment with the Company will terminate.  The end of your service as Executive Chairman of the Company or as a Company employee will not change your status as a director of the Company.  Accordingly, the Company and you have agreed as follows:

(1)  Release.  Following July 31, 2008, you shall execute and deliver to the Company and the Company shall countersign the release attached hereto (the “Release”).  Except where otherwise noted, the obligations of the Company under this letter agreement are contingent upon the effectiveness of the Release.

(2)  Accrued Salary.  The Company will pay you all accrued salary and outstanding expense reimbursements through July 31, 2008, subject to standard payroll deductions and withholdings.  You are entitled to these payments by law, regardless of whether or not you sign this Agreement or the Release.

(3) Severance Payments.  The Company will pay you an amount (the “Severance Payment”) equal to $41,666.67 per month for a period of 15 months (the “Severance Period”) beginning in August 2008.  The Severance Payments shall be payable in accordance with the Company’s standard payroll schedule and policies and shall be subject to any required withholding.

(4)  Insurance Benefits.  If you are eligible for and should you elect continued health insurance under the Company’s policies pursuant to COBRA, the Company will pay your COBRA premium covering you and your family during the Severance Period.  At the conclusion of that period, to the extent provided by the federal COBRA law or, if applicable, state insurance laws, and by the Company’s current group health insurance policies, you will be eligible to continue your health insurance benefits at your own expense.  Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance, if you wish.  You will be provided with a separate notice of your COBRA rights.

(5)  Retention of Certain Company Property; Access to Company Property and Systems.  The Company will transfer to you ownership of the laptop computers and mobile telephone that you are currently using at no cost to you.  All other Company property in your possession shall remain the property of the Company and shall be returned to the Company in the event that your service as a director of the Company is terminated.  For a period of one year following the effectiveness of the Release or the termination of your service as a director, whichever is later, the Company shall maintain for your benefit your current e-mail account on the Company’s e-mail system.  During the Severance Period, you shall be permitted to continue to store your personal belongings in the Company’s storage space in its San Diego, CA facility at no charge.

(6)  Noncompetition; Nonsolicitation.  Until the later of one (1) year after the date on which your service as a director of the Company terminates and one (1) year after the commencement of the Severance Period, except with the Company’s advance written consent, you agree not to directly or indirectly (i) recruit, solicit, entice, induce, or encourage any employee, independent contractor, or consultant of the Company to terminate his, her or its relationship with the Company in order to become an employee, independent contractor, or consultant for any other person or entity or (ii) compete with the Company anywhere in the world in the field of mobile cardiac outpatient telemetry.

(7)  Nondisparagement.  You agree that you will not disparage the Company, its officers, directors, employees, shareholders or agents, in any manner likely to be harmful to it or their business, business reputation or personal reputation.  Notwithstanding the foregoing, you may respond accurately and fully to any request for information to which you are required to respond by legal process.

Except as expressly provided herein, you acknowledge and agree that you are not entitled to and will not receive any additional compensation, severance, or benefits from the Company.

Upon the effectiveness of this letter agreement, the Employment Agreement shall terminate in full and shall be replaced in its entirety by the provisions set forth in this letter agreement.  This letter agreement constitutes the entire agreement between you and the Company regarding the subject matter hereof.  This letter agreement supersedes any other agreements or promises made to you by anyone, whether oral or written, including the Employment Agreement and it may only be modified in writing.  This letter agreement shall be governed by the internal laws, without reference to choice of law provisions, of the State of Delaware.

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If the terms of this letter agreement are acceptable to you, please sign and date below and return it to me in the enclosed return envelope, retaining a copy for your records.

Very truly yours,

/s/ Harry T. Rein
Harry T. Rein
Chairman of the Compensation, Nominating and Corporate Governance Committee
CardioNet, Inc.

Accepted and agreed:

/s/ James M. Sweeney
James M. Sweeney

Date: July 14, 2008

RELEASE

In exchange for the consideration provided to you in the letter agreement to which this Release is attached that you are not otherwise entitled to receive, you hereby generally and completely release CardioNet, Inc. (the “Company”) and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to the effectiveness of this Release.  This general release includes, but is not limited to:  (1) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (2) all claims related to your compensation or benefits from the Company, including salary, bonuses, stock, equity, commissions, vacation pay, expense reimbursements, severance pay, or fringe benefits; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Employee Retirement Income Security Act, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), California Labor Code §970, and the California Fair Employment and Housing Act (as amended).  Notwithstanding the foregoing, this Agreement does not release or waive, and shall not be interpreted as releasing or waiving, any claim by you for disability or related benefits pursuant to the California Workers’ Compensation Act.

You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”).  You also acknowledge that the consideration given for the waiver in the above paragraph is in addition to anything of value to which you were already entitled.  You are advised by this writing, as required by the ADEA that:  (a) your waiver and release do not apply to any claims that may arise after you sign this Agreement; (b) You should consult with an attorney prior to executing this release; (c) you have twenty-one (21) days within which to consider this release (although you may choose to voluntarily execute this release earlier); (d) you have seven (7) days following the execution of this release to revoke this Release; and (e) this Release will not be effective until the eighth day after this Release has been signed both by you and by the Company, provided that you have not earlier revoked this Release.

Upon the effectiveness of this Release pursuant to the preceding paragraph, the Company hereby generally and completely releases you and your predecessors, successors and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to the effectiveness of this Release.

In giving these releases, which include claims which may be unknown to you and the Company at present, you and the Company hereby acknowledge that each has read and understands Section 1542 of the Civil Code of the State of California which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

You and the Company hereby expressly waive and relinquish all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

AGREED:

JAMES M. SWEENEY	Date

CARDIONET, INC.

Harry T. Rein
Chairman of the Compensation, Nominating	Date
and Corporate Governance Committee